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                                 (Form of Proxy)
                              i2 TECHNOLOGIES, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS -
                               ____________, 2000
                            (THIS PROXY IS SOLICITED
                        BY THE BOARD OF DIRECTORS OF i2)



The undersigned stockholder of i2 Technologies, Inc. hereby appoints Sanjiv S. Sidhu and William M. Beecher, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Stockholders of i2 Technologies, Inc. to be held at _____ __.m., local time, on ____________, 2000, at
___________________________________, and any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN ITEM 3 SHOULD MARK A LINE THROUGH THE ENTIRE ITEM.

1. APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AMONG i2 TECHNOLOGIES, INC., HOYA MERGER CORP. AND ASPECT DEVELOPMENT, INC.

         [ ] FOR                     [ ] AGAINST                    [ ] ABSTAIN

2. GRANTING THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES FOR APPROVAL OF THE SHARE ISSUANCE UNDER THE MERGER AGREEMENT

         [ ] FOR                     [ ] AGAINST                    [ ] ABSTAIN

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

         Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

         Receipt of the joint proxy statement/prospectus dated ___________,2000 is hereby acknowledged.

                                            Dated: _________, 2000.


                                            -----------------------------------
                                            Name(s) of Stockholder



                                            -----------------------------------
                                            Signature(s) of Stockholder



                            YOUR VOTE IS IMPORTANT!
                       YOU CAN VOTE IN ONE OF THREE WAYS:

                                VOTE BY INTERNET
                         24 HOURS A DAY, 7 DAYS A WEEK
  Follow the instructions at our Internet Address: http://www.eproxy.com/itwo

                                       OR

                                 VOTE BY PHONE
                         HAVE YOUR PROXY CARD IN HAND.
        Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day, 7 days a week.
                    There is NO CHARGE to you for this call.
       You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form.

                                       OR

                               VOTE BY PROXY CARD